			Exhibit 99.1

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2023 and 2022

AS REPORTED:
	BEHAVIORAL HEALTH
	12/31/23	12/31/22	% change

Hospitals owned and leased	333	331	0.6%
Average licensed beds	24,285	24,228	0.2%
Average available beds	24,185	24,128	0.2%
Patient days	1,575,040	1,560,526	0.9%
Average daily census	17,120.0	16,962.2	0.9%
Occupancy-licensed beds	70.5%	70.0%	0.7%
Occupancy-available beds	70.8%	70.3%	0.7%
Admissions	113,604	112,272	1.2%
Length of stay	13.9	13.9	-0.3%